Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Buckeye Technologies Inc. of our reports dated August 26, 2008, with respect to the consolidated financial statements and schedule of Buckeye Technologies Inc., and the effectiveness of internal control over financial reporting of Buckeye Technologies Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2008:

* Form S-8 No. 333-151724 pertaining to the 2007 Omnibus Incentive Compensation Plan
* Form S-8 No. 333-61373 pertaining to the Restricted Stock Plan
* Form S-8 No. 333-61371 pertaining to the Merfin Systems 401(K) Profit Sharing Plan
* Form S-8 No. 333-18559 pertaining to the 1995 Management Stock Option Plan of Buckeye Cellulose Corporation
* Form S-8 No. 333-18561 pertaining to the Buckeye Cellulose Corporations Formula Plan for Non-Employee Directors
* Form S-8 No. 333-18573 pertaining to the 1995 Incentive and Nonqualified Stock Option Plan for Management Employees of Buckeye Cellulose Corporation

/s/ Ernst & Young LLP
Memphis, Tennessee
August 26, 2008